ASSOCIATED MATERIALS AND HARVEST PARTNERS ANNOUNCE INVESTCORP TO
                               INVEST $150 MILLION
                         IN RECAPITALIZATION OF COMPANY

                 -- Current Investors to Retain 50% Interest --

CUYAHOGA FALLS, OHIO, December 6, 2004 -AMH Holdings, Inc. ("AMH"), a portfolio company of Harvest Partners, Inc. ("Harvest Partners"), a New York-based private equity investment firm, announced that it has entered into a definitive agreement with Investcorp, a global investment group, regarding a recapitalization of AMH. AMH is the indirect parent of Associated Materials Incorporated ("AMI"). Upon completion of the transaction, Investcorp and its co-investors will hold an indirect equity ownership interest in AMI of 50 percent, with current shareholders, led by Harvest Partners and including co-investor Weston Presidio, retaining 50 percent, on a fully diluted basis. Each of Investcorp and Harvest Partners will have a 50% voting interest in AMI's newly-formed indirect parent company.

AMI is a leading, vertically integrated manufacturer and North American distributor of exterior residential building products. AMI's core products include vinyl windows, vinyl siding, aluminum trim coil, aluminum and steel siding and accessories, as well as vinyl fencing, decking and railing. AMI reported net sales of $820.3 million for the first nine months of 2004.

Under the terms of the recapitalization, Investcorp and its co-investors will purchase from the existing shareholders $150 million of convertible preferred stock of the newly-formed holding company that will own AMH and AMI. At the same time, AMI will increase its senior credit facility by $42 million and the newly-formed holding company will issue $75 million of senior notes to pay approximately $118 million in the form of a dividend to existing shareholders and certain payments to management stockholders. In conjunction with the transaction, AMI's President and Chief Executive Officer, Michael Caporale, will also assume the title of Chairman of the Board of Directors. This transaction is expected to be consummated by the end of December 2004, subject to the satisfaction and waiver of customary closing conditions, including obtaining this financing.

Michael Caporale commented: "Investcorp is a highly respected private equity investment firm with significant experience in the building product industry and related sectors. We welcome their strategic support, as well as their significant equity investment, as we continue to pursue a range of growth opportunities. We are proud of the tremendous progress we have made from an operational and financial standpoint over the last four years since the current leadership team joined AMI and fortunate to have strong partners in both Harvest Partners and Investcorp."

Christopher J. Stadler, head of Investcorp North American corporate investment, said: "We believe Associated Materials' multi-brand strategy, which spans multiple distribution channels in the United States and Canada, positions it as a market leader in the building products industry. Over the past few years, AMI's senior management team, led by Michael Caporale, has increased core product market share by simplifying and focusing the business, acquiring and integrating new businesses, as well as by financing its

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growth cost effectively. We see significant opportunity for additional growth of this well-run, high-service building products company, particularly in the large and fragmented window market, by capitalizing on its strong distribution network. Investcorp is pleased to join Harvest Partners in supporting the growth objectives of this exceptional company."

Ira Kleinman, Senior Managing Director of Harvest Partners, commented: "We are delighted to announce the recapitalization of AMI in what we believe is a great transaction for the company's shareholders and a testament to management's tremendous accomplishments over the past two and a half years. Following Harvest's acquisition of the company in early 2002, AMI has consolidated its headquarters, disposed of a non-core subsidiary, acquired and seamlessly integrated a competitor, completed a successful recapitalization and consistently outperformed the industry. This exceptional track record has allowed us to achieve liquidity in this transaction, which will also preserve a significant portion of our equity stake. We are thrilled to participate in the future of this company and will support CEO Mike Caporale and his team in availing the numerous additional opportunities that they have identified. In Investcorp we have found the ideal value-added partner for AMI and look forward to working with them in achieving these goals."

Citigroup Global Markets Inc. served as financial advisor to AMI. UBS Securities LLC and Citigroup Global Markets Inc will act as joint lead arrangers to the amended and restated senior credit facility. Apollo Investment Corporation will be the lead investor in the senior notes.

About Investcorp
Investcorp is a global investment group with offices in New York, London and Bahrain. The firm has four lines of business: corporate investment, real estate investment, asset management and technology investment. It was established in 1982 and has since completed transactions with a total acquisition value of more than $25 billion. The firm now manages total investments in alternative assets of approximately $8.6 billion. In the United States, Investcorp and its clients currently own corporate investments that include Aero Products International, PlayPower, EnviroSolutions, and Thomson Media. In Europe, Investcorp and its clients currently own corporate investments that include APCOA AG, Hilding Anders, Minimax and Helly Hansen. Further information is available at www.investcorp.com.

About Harvest Partners
Founded in 1981, Harvest Partners is a leading New York-based private equity investment firm, pursuing management buyouts and growth financings of profitable, medium-sized businesses. Focused on specialty services, consumer, manufacturing and value-added distribution businesses, Harvest has over 20 years of experience investing in domestic as well as multinational companies. Currently, Harvest Partners has over $1 billion of invested and committed capital under management from its limited partners, which include numerous pension funds, domestic and international industrial corporations, and various financial institutions. Select Harvest Partners portfolio companies include Evenflo Company, Inc., a leading manufacturer and marketer of a full line of juvenile products; Communications Supply Corporation, a leading U.S. distributor of low voltage network infrastructure products; New Flyer Holdings, Inc., the largest North American manufacturer of transit buses; Natural Products Group, LLC, a manufacturer and distributor of personal care products; and Global Power Equipment Group, Inc. (NYSE: GEG), a leading designer, engineer and fabricator of gas turbine power plant-related products. For more information on Harvest Partners, please visit the web site at www.harvpart.com.

About Associated Materials
Associated Materials Incorporated is a leading manufacturer of exterior residential building products, which are distributed through company-owned distribution centers and independent distributors across North America. AMI produces a broad range of vinyl windows, vinyl siding, aluminum trim coil, aluminum and steel siding and accessories, as well as vinyl fencing, decking and railing. AMI is a privately held, wholly-owned subsidiary of Associated Materials Holdings Inc., a wholly-owned subsidiary of AMH, which is controlled by affiliates of Harvest Partners. For more information, please visit the Company's website at www.associatedmaterials.com.

This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to AMI and AMH that are based on the beliefs of AMI's and AMH's management. When used in this press release, the words "may," "will," "should," "expect," "intend," "estimate," "anticipate," "believe," "predict," "potential" or "continue" or similar expressions identify forward-looking statements. Such statements reflect the current views of AMI's and AMH's management with respect to the consummation of this transaction, the Company's future growth and opportunities, operations and results of operations regarding the home building industry, economy, interest rates, foreign currency exchange rates, availability of consumer credit, employment trends, levels of consumer confidence, consumer preferences, raw material costs and availability, national and regional trends in new housing starts, weather conditions, the Company's ability to comply with certain financial covenants in loan documents governing its indebtedness, level of competition within its market, availability of alternative building products, its level of indebtedness, costs of environmental compliance, increase in capital expenditure requirements potential conflict between Alside and Gentek distribution channels, achievement of anticipated synergies and operational efficiencies from the acquisition of Gentek, shifts in market demand, and general economic conditions. These statements are subject to certain risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted.

Contacts:      For Investcorp
               --------------
               Todd Fogarty
               Kekst and Company
               212-521-4854

               For Associated Materials
               ------------------------
               D. Keith LaVanway
               330-922-2004

               For Harvest Partners
               --------------------
               Ira D. Kleinman
               Christopher D. Whalen
               212-599-6300